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                                     [LOGO]
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   No. 081800C
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                                GENERAL REGISTRY
                                   ISLE OF MAN

                          CERTIFICATE OF INCORPORATION



                             ----------------------


                 I CERTIFY that Golden State Holdings I Limited




                  IS THIS DAY INCORPORATED UNDER THE COMPANIES
                ACT 1931 TO 1993 AND THAT THE COMPANY IS LIMITED.












                          This 7th day of NOVEMBER 1996



                        Deputy Assistant Chief Registrar
                                General Registry




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                          G E N E R A L  R E G I S T R Y


                               I S L E  O F  M A N


                                   ----------

                           COMPANIES ACTS 1931 - 1993


                                   ----------


         Company Name : GOLDEN STATE HOLDINGS I LIMITED



The Company hereby undertakes to comply with the conditions of approval as follows: --

Approved provided written proof is given to the Chief Registrar within six months of incorporation that the company is a holding company within the meaning of section 1 of the Companies Act 1974. Failure to meet this requirement may result in a direction being issued to change the name. Please complete and return this form.

The Company understands that if the above undertaking is not fulfilled within the specified time, it will be directed to change its name in accordance with section 19(2a) of the Companies Act 1931.



         Signed.........................................................

         Designation....................................................

         Date...........................................................

         (THIS FORM IS TO BE COMPLETED AND SHOULD BE PRESENTED WITH THE INCORPORATION DOCUMENTS.)

Your Ref          :

Our Ref           :        072040N

Date              :        30th OCTOBER 96



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                                                                               3

                         THE COMPANIES ACTS 1931 to 1993


                                   ISLE OF MAN


                           A COMPANY LIMITED BY SHARES


                            MEMORANDUM OF ASSOCIATION


                                       OF


                         GOLDEN STATE HOLDINGS I LIMITED


1.       The name of the Company is:

         GOLDEN STATE HOLDINGS I LIMITED

2.       The Company is a private company.

3.       The liability of the members is limited.

4.       Restrictions, if any, on the exercise of the rights, powers and privileges of the Company:

         None unless and until decided upon by Special Resolution of the Company in accordance with Section 6 of the Companies Act 1986.

5.       The Share Capital of the Company is US$2,000.00 divided into 2,000

         Ordinary shares of US$1.00 each.

I, the subscriber to this memorandum of association

(a)      wish to be formed into a Company pursuant to this memorandum;

(b)      agree to take the number of shares shown opposite my name;

(c)      declare that all the requirements of the Companies Acts 1931 to 1993 in respect of matters relating to registration and of matters precedent and incidental thereto have been complied with.



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                                                                               4


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Name and address               Signature                 Number of
of Subscriber                                            Shares taken
--------------------------------------------------------------------------------

JOHN MICHAEL KILLIP                                      ONE

15-19 Athol Street
Douglas
Isle of Man



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Dated this 31st day of October 1996

Witness to the above signature

DENISE HANDS
15-19 Athol Street
Douglas
Isle of Man



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                                                                               5

                         THE COMPANIES ACTS 1931 to 1993

                                   ISLE OF MAN

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                         GOLDEN STATE HOLDINGS I LIMITED


                                   PRELIMINARY


1. Table A shall not apply to the Company but the articles hereinafter contained shall constitute the regulations of the Company.

2. The Company is a "Private Company" within the meaning of the Act, and accordingly no invitation shall be issued to the public to subscribe for any shares or debentures of the Company.


                                 INTERPRETATION

3.(1)    In these regulations --

"the Act" means the Companies Acts 1931-1993 including any statutory modifications or reenactments thereof for the time being in force;

"the articles" means the articles of the Company;

"clear days" in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"executed" includes any mode of execution;

"office" means the registered office of the Company;

"the holder" in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

"the seal" means the common seal of the Company;

"secretary" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

(2) Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the Company.

(3) In these regulations, unless there is something in the subject of context inconsistent with such construction:

         (a) words importing the plural number shall be deemed to include the singular number and words importing the singular number shall be deemed to include the plural number;

         (b) words importing the masculine gender only include the feminine gender;

         (c) words importing persons include companies or associations or bodies of persons whether corporate or unincorporate.

4. Statutory references used in these articles shall be read to include any statutory or legislative modification or re-enactment thereof or any substitution therefor.


                                  SHARE CAPITAL

5.       (1)      Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

         (2) Subject to the provisions of the Act, shares may be issued in fractional denominations to the same extent as whole shares.

6. Subject to the provisions of the Act and the articles, redeemable preference shares may be issued on such terms and in such manner as may be provided by the articles.

7. The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commissions may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

8. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

9. The shares shall be at the disposal of the Directors, and (save as otherwise directed by the Company in General Meeting) they may allot or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think proper, subject nevertheless to article 2 and provided that no shares shall be issued at a discount, except as provided by
Section 47 of the Act.

10. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of all of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall in the case of the number of holders of a particular class of shares being two or more mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class, and that any holder of shares of the class present in person or by proxy may demand a poll. In the case of the number of holders of a particular class of shares being one, one person holding or representing all the issued shares of the class shall be a quorum.

11. The Company may issue share warrants to bearer in respect of any fully paid-up shares of the Company, stating that the bearer of the warrant is entitled to the shares therein specified. Such warrants shall be issued upon such terms and subject to such conditions as may be resolved upon by the Directors. Subject to the provisions of the Act and of these articles the holder of a share warrant shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.


                               SHARE CERTIFICATES

12.      (1)      Every member, upon becoming the holder of any shares shall be entitled

         (a) without payment, to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding); or

         (b) to several certificates each for one or more of his shares upon payment, for every certificate after the first, of such reasonable sum as the Directors may determine.

         (2) Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

         (3) The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

14. The Company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.

The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company's lien on a share shall extend to any amount payable in respect of it.

15. The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

16. To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares, sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

17. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.


                         CALLS ON SHARES AND FORFEITURE

18. Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by installments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

19. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the rate of (pound)5 per centum per annum but the Directors may waive payment of the interest wholly or in part.

22. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

23. Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

24. If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

25. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture

26. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

27. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate of (pound)5 per centum per annum from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

28. A statutory declaration by a Director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

                               TRANSFER OF SHARES

29. The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

30. No transfer of any share in the capital of the Company to any person not already a member of the Company shall be made or registered without the previous sanction of the Directors, who may without assigning any reason, decline to give any such sanction. The Directors may also suspend the registration of transfers during the fourteen days immediately preceding the Ordinary General Meeting in each year. The Directors may decline to recognise any instrument of transfer unless accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors may decline to register a transfer of any shares on which the Company has a lien. If the Directors refuse to register a transfer of any share they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal as required by section 67 of the Act.

31. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.


                             TRANSMISSION OF SHARES

32. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

33. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

34. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

                           ALTERATION OF SHARE CAPITAL

35.      The Company may by ordinary resolution --

         (a) increase its share capital by new shares of such amount as the resolution prescribes;

         (b) consolidate and divide all or any or its share capital into shares of larger amount than its existing shares;

         (c) subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

         (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

36. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, instead of issuing the fractions of a share, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

37. Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.


                         CONVERSION OF SHARES INTO STOCK

38. The Company may by ordinary resolution convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

39. The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as, and subject to which, the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

40. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing in shares, have conferred that privilege or advantage.

41. Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock and the words "shares" and "shareholder" therein shall include "stock" and "stockholder".


                         REDEMPTION OF PREFERENCE SHARES

42. Subject to the provisions of the Act, the redemption of redeemable preference shares shall be effected on such terms and in such manner, as may be provided by the articles.


                                GENERAL MEETINGS

43. All general meetings other than annual general meetings shall be called extraordinary general meetings.

44. The Directors may call general meetings, and on the requisition of a member pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the Isle of Man sufficient Directors to call a general meeting, any Director or any member of the Company may call a general meeting.


                           NOTICE OF GENERAL MEETINGS

45. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a Director shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice but a general meeting may be called by shorter notice if it is so agreed
--

         (a) In the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

         (b) In the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety five per cent in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and auditors.

46. The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at that meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

47. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum. When the Company has a single member, the member or the proxy for the member or a duly authorised representative of the corporation which is the member, shall be a quorum.

48. If such a quorum is not present within half an hour from the time appointed for the meeting or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Directors may determine.

49. The Chairman, if any, of the Board of Directors or in his absence some other Director nominated by the Directors shall preside as Chairman of the meeting, but if neither the Chairman nor such other Director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be Chairman and if there is only one Director present and willing to act, he shall be Chairman.

50. If no Director is willing to act as Chairman, or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be Chairman.

51. A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

52. The Chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

53. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded --

         (a)      by the Chairman; or

         (b) by at least two members having the right to vote at the meeting; or

         (c) by a member or members representing no less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

54. Unless a poll is duly demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

55. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the Chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

56. A poll shall be taken as the Chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall be entitled to a casting vote in addition to any other vote he may have.

58. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the Chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

59. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days notice shall be given specifying the time and place at which the poll is to be taken.

60. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members, provided the provisions of Section 118B of the Act are complied with and that such resolution is received by the Company at its registered office within seven days of the date of its execution in terms hereof.

                                VOTES OF MEMBERS

61. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative, not being himself a member, shall have one vote and on a poll every member entitled to vote shall have one vote for every share of which he is the holder.

62. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

63. A member in respect of whom an order has been made by any court having jurisdiction (whether in the Isle of Man or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

64. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

65. No objections shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the Chairman whose decision shall be final and conclusive.

66. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

67. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve) --

                                          Limited

I/We,                                     , of
                                          , being a member/members of the above-
named Company, hereby appoint                                       of
                                          , or failing him,
                  of                                 , as my/our proxy to vote
in my/our name(s) and on my/our behalf at the annual/extraordinary general
meeting of the Company to be held on             19 , and at any adjournment
thereof.

signed on                  19

68. Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve) --

                                          Limited

I/We,                                     , of

member/members of the above-named Company, hereby appoint

                  of
                             , or failing him, of
                           , as my/our proxy to vote in my/our name(s) and on
my/our behalf at the annual/extraordinary general meeting of the Company to be
held on                        19 , and at any adjournment thereof.

This form is to be used in respect of the resolutions mentioned below as follows:

         Resolution No. 1 *for *against
         Resolution No. 2 *for *against

* strike out whichever is not desired.

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

Signed this                        day of                   19

69. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may --

         (a) be deposited at the office or at such other place within the Isle of Man as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

         (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

         (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded, to the Chairman or to the Secretary or to any Director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

70. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

71. Where the Company is a single member company and the sole member takes any decision which may be taken by the Company in general meeting and which has effect as if agreed by the Company in general meeting he shall subject to article 60 provide the Company with a written record of that decision by forwarding such record to the Company at its registered office within seven days of the date upon which the decision was taken.


                               NUMBER OF DIRECTORS

72. Unless otherwise determined by ordinary resolution, the number of Directors (other than alternate Directors) shall not be subject to any maximum.


                               ALTERNATE DIRECTORS

73. Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him.

74. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director.

75. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires; any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

76. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

77. Save as otherwise provided in the articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.


                               POWERS OF DIRECTORS

78. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the Directors by the articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

79. Without prejudice to the generality of the foregoing article the Directors may from time to time at their discretion, raise or borrow, without the consent of the members in General Meeting, such sum or sums of money for the purposes of the Company's business as they may think fit and may secure the repayment of or raise any such sum or sums as aforesaid in such manner and upon such terms and conditions and in all other respects as they may think fit, and in particular by mortgages, deeds of bond and security, or other charges upon the whole or any part of the property and assets of the Company, present or future, including its uncalled or unissued capital, or by the issue at such price as they may think fit, of bonds or debentures or debenture stock of the Company, either charged upon the whole or any part of the property and assets of the Company, or not so charged, or in any other way that the Directors may think expedient, and the Directors may issue debentures or debenture stock or paid-up shares to any person or persons as consideration for the purchase of any goodwill, business or property purchased by the Company.

80. The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers. The Company may exercise the powers conferred by Sections 32 and 104 of the Companies Act, 1931 and those powers shall accordingly be exercisable by the Directors.


                         DELEGATION OF DIRECTORS' POWERS

81. The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any Managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of Directors so far as they are capable of applying.


                               DIRECTORS GENERALLY

82. The Company may from time to time in general meeting increase or reduce the number of Directors. The Company may by special resolution remove any Director or by ordinary resolution appoint any person to be a Director.

83. No person other than a first Director shall be appointed a Director in general meeting unless at least seven days' and not more than fourteen days' notice shall have been left at the registered office of the Company of the intention to propose him, together with a notice in writing by the person to be proposed of his willingness to be appointed.

84. The Directors shall have power at any time, and from time to time, to fill any casual vacancy occurring in the Board of Directors or to appoint a person as an additional Director.

85. A Director may hold any other office or place or profit under the Company, except that of Auditor, upon such terms as to remuneration, tenure of office and otherwise as may be determined by the Board.

86. The remuneration of the Directors shall from time to time be determined by the Company in general meeting and unless otherwise directed any such remuneration shall be divided amongst them as they may agree, or, failing agreement, equally. The Directors shall also be entitled to be repaid all travelling and hotel expenses reasonably incurred by them respectively in or about the performance of their duties as Directors.


                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

87.      The office of a Director shall be vacated if --

         (a) he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director; or

         (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         (c)      he is, or may be, suffering from mental disorder and either --

                  (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1974; or

                  (ii) an Order is made by a Court having jurisdiction (whether in the Isle of Man or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

         (d)      he resigns his office by notice to the Company; or

         (e) he shall for more than six consecutive months have been absent without permission of the Directors from meetings of Directors held during that period and the Directors resolve that his office be vacated.

88. The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.


                      DIRECTORS' APPOINTMENTS AND INTERESTS

89. Subject to the provisions of the Act, the Directors may appoint one or more of their number to the office of Managing Director or to any other executive office under the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

90. Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office --

         (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

         (b) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

         (c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

91.      For the purposes of the foregoing article --

         (a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

         (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

92. Subject to article 90 hereof and the Act if the Company is a single member company and having one member it enters into a contract with the sole member otherwise than in the ordinary course of the Company's business and the sole member is also a director of the Company, the Company should, unless the contract is in writing, ensure that the terms of the contract are either set out in a written memorandum or are recorded in the minutes of the first meeting of the directors of the Company following the making of the contract.


                       DIRECTORS' GRATUITIES AND PENSIONS

93. Subject to the provisions of the Act, the Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor of the Company or of any such subsidiary and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.


                            PROCEEDINGS OF DIRECTORS

94. Subject to the provisions of the articles, the Directors may regulate their proceedings as they think fit. A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

95. The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

96. The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.

97. The Directors may appoint one of their number to be the Chairman of the Board of Directors and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be Chairman of the meeting.

98. All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

99. A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, but a resolution signed by an alternate need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

100. Save as otherwise provided by the articles, a Director shall not vote at a meeting of Directors or of a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interest of the Company unless he has declared the nature of his interest in the manner required by Section 148 of the Act.

101. A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

102. The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a Director from voting at a meeting of Directors or of a committee of Directors.

103. If a question arises at a meeting of Directors or of a committee of Directors as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

104. Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of telephonic or similar communications whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. The location of such a telephonic meeting shall be deemed to be the place at which the Chairman of the meeting was located at the time of the meeting.


                             MANAGEMENT AND CONTROL

105. The management and control of the business of the Company shall be in and from the Isle of Man or in and from such other place as the Directors shall decide.

                                    SECRETARY

106. Subject to the provisions of the Act, the secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.


                                     MINUTES

107. The Directors shall cause Minutes to be made in books kept for the purpose --

         (a)      of all appointments of officers made by the Directors; and

         (b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Directors, and of committees of Directors, including the names of the Directors present at such meeting.


                                    THE SEAL

108.     The Company shall have a Company Seal.

109. The seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or by a second Director.


                                    DIVIDENDS

110. Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

111. Subject to the provisions of the Act, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or nonpreferential rights if, at the time of payment, any preferential dividend is in arrear. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

112. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

113. A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

114. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

115. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

116. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.


                                    ACCOUNTS

117.     (a)      No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company.

         (b) The Company shall prepare such accounts as may be required by the Act and the laws of the Isle of Man.

         (c) Subject to the Act and the laws of the Isle of Man the Company may elect to dispense with compliance with the requirements of the Act which relate to the audit of the accounts of the Company.


                            CAPITALISATION OF PROFITS

118. The Directors may with the authority of an ordinary resolution of the Company

         (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

         (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount, equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

         (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

         (d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.


                                     NOTICES

119. Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the Directors need not be in writing.

120. The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the British Islands and who gives to the Company an address within the British Islands at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

121. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

122. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

123. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted.

124. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the British Islands supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.


                                   WINDING UP

125. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.


                                    INDEMNITY

126. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph (c) of the proviso to Section 151 of the Act) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the said Section.

127. The Company may purchase and maintain indemnity insurance for the benefit of each Director or other officer of the Company.

--------------------------------------------------------------------------------
Name and address                          Signature
of Subscriber
--------------------------------------------------------------------------------

JOHN MICHAEL KILLIP

15-19 Athol Street
Douglas
Isle of Man



--------------------------------------------------------------------------------

Dated this 31st day of October 1996

Witness to the above signature

DENISE HANDS

15-19 Athol Street
Douglas
Isle of Man